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                                                                   Exhibit 23(b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Abington Bancorp, Inc. on Form S-4 of our report dated January 14, 2002 included in Abington Bancorp, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Boston, Massachusetts
May 29, 2002